EXHIBIT 99.1

First Financial Bancorp Reports Fourth Quarter and
Full Year 2012 Financial Results

Cincinnati, Ohio - January 29, 2013 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the fourth quarter 2012 and for the twelve month period ended December 31, 2012.

Fourth quarter 2012 net income was $16.3 million and earnings per diluted common share were $0.28. This compares with third quarter 2012 net income of $16.2 million and earnings per diluted common share of $0.28 and fourth quarter 2011 net income of $17.9 million and earnings per diluted common share of $0.31.

For the twelve month period ended December 31, 2012, net income was $67.3 million and earnings per diluted common share were $1.14 as compared to net income of $66.7 million and earnings per diluted common share of $1.14 for the twelve month period ended December 31, 2011.

The board of directors has authorized a regular dividend of $0.15 per common share and a variable dividend of $0.13 per common share for the next regularly scheduled dividend, payable on April 1, 2013 to shareholders of record as of March 1, 2013. This is a continuation of the 100% dividend payout ratio first announced in the second quarter 2011 and is expected to continue through 2013 unless the Company's capital position materially changes or capital deployment opportunities arise.

Under the announced share repurchase plan, the Company repurchased 460,500 shares during the fourth quarter at an average price of $14.78 per share. When combined with the regular and variable dividends paid to shareholders, First Financial returned 110.8% of 2012 full year net income to shareholders during the year. Additionally, the Company has repurchased 84,000 shares during the first quarter 2013 at an average price of $14.83 per share.

▪	89th consecutive quarter of profitability

▪	Quarterly adjusted pre-tax, pre-provision income of $28.6 million, an increase of $4.2 million, or 17.1%, compared to the linked quarter

▪	Continued solid performance

•	Quarterly return on average assets of 1.03%; full year return on average assets of 1.07%

•	Quarterly return on average risk-weighted assets of 1.68%; full year return on average risk-weighted assets of 1.78%

•	Quarterly return on average shareholders' equity of 9.06%; full year return on average shareholders' equity of 9.43%

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.50%

•	Tier 1 capital ratio of 16.32%

•	Total risk-based capital ratio of 17.60%

▪	Quarterly net interest margin increased to 4.27% from 4.21% for the linked quarter

•	Results included a $2.2 million prepayment fee; excluding this item net interest margin was 4.11% for the quarter

•	Adjusted yield on the uncovered portfolio increased 3 bps during the quarter to 4.73%

•	Cost of interest-bearing deposits declined 8 bps during the quarter to 0.49%

▪	Total uncovered loan portfolio growth of 14.7% on an annualized basis

•	Strong growth in C&I, commercial real estate, specialty finance and residential mortgage balances

•	Uncovered loan growth exceeded covered loan decline by $35.6 million

▪	Significant core deposit growth during the fourth quarter

•	Non-time deposits increased 15.1% on an annualized basis

•	Growth driven by the commercial and retail lines of business

▪	Total classified assets declined $4.3 million, or 3.3%, compared to the linked quarter and $33.3 million, or 20.5%, compared to December 31, 2011

Implementation of the efficiency plan announced in the third quarter continues as previously disclosed with regard to estimated annualized cost savings and timing. During the fourth quarter, the Company announced that it will be consolidating 10 banking centers located in Ohio and Indiana effective February 15, 2013. The estimated annual pre-tax operating costs associated with these locations are included in the identified $17.1 million of annualized cost savings. Also during the quarter, the Company incurred certain pre-tax expenses not expected to recur of $1.0 million, or $0.01 per diluted share after taxes. Approximately $0.6 million was related to employee benefit expenses associated with the efficiency plan and $0.3 million was related to real estate expenses associated with previously announced banking center consolidation and closure plans. Additionally, the Company recognized pre-tax gains of $1.0 million resulting from the sales of investment securities, or $0.01 per diluted share after taxes.

Claude Davis, President and Chief Executive Officer, commented, “While 2012 presented a variety of challenges, we ended the year on a strong note as we experienced solid growth in both our uncovered loan portfolio and core deposit base. We were especially pleased that for the first time since the Irwin transaction in 2009, uncovered loan growth exceeded the decline in covered loans as total loan balances increased $35.6 million during the fourth quarter.

“During the fourth quarter, total uncovered loans increased $113.0 million, or 14.7% on an annualized basis, and increased $210.6 million, or 7.1%, compared to the prior year. As in recent quarters, the level of early payoffs remained elevated; however, our strong pipeline at the end of the third quarter translated into fourth quarter originations and renewals resulting in one of our best quarters in recent years. We had a particularly strong December driven by new business in our traditional commercial and franchise lending businesses. We are optimistic that this momentum will carry over into 2013 as the pipeline continued to look solid at the end of the year, with specialty finance expected to contribute meaningfully to first quarter originations.

“Over the last several years, we have made significant investments intended to create long-term franchise value for all stakeholders in the Company, including the branch acquisitions we made during 2011 and the build-outs of our specialty finance and mortgage origination platforms. We recognize that we face a revenue headwind as the current interest rate and economic environments combined with our declining covered loan portfolio creates challenges for achieving earnings growth and positive operating leverage over the next several quarters. The strategic initiatives we have implemented, as well as the efficiency plan we are executing on, are evidence of our commitment to build the premier community banking franchise serving our markets.

“During 2012, these investments in the franchise began to payoff. Almost 45% of our year-over-year growth in uncovered loans came from the Indianapolis and Dayton markets as we achieved significant growth in both our commercial and retail lines of business. While the earnings impact of this growth was muted due to the interest rate environment, our sales efforts in these markets have laid the groundwork for continued success as we aggressively pursue new client relationships. Additionally, the deposit relationships we added as part of the branch acquisitions contributed to the growth in core noninterest income as fee revenue from deposit products increased 9.6% during the year.

2

“Our business credit and equipment finance products also enjoyed tremendous growth as outstanding balances increased over 80% during the year, demonstrating our ability to adapt to the ever-changing needs of our client base. Furthermore, mortgage originations, both those we sell in the secondary market as well as those retained on our balance sheet, increased over 67% during 2012. Fee revenue from our mortgage business, which is still early in its full development, increased 51% year-over-year.”

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the fourth quarter 2012 was $62.0 million as compared to $59.8 million for the third quarter 2012 and $65.5 million as compared to the year-over-year period. Compared to the linked quarter, total interest income increased $1.3 million, or 2.0%, and total interest expense declined $0.8 million, or 12.9%. Net interest margin was 4.27% for the fourth quarter 2012 as compared to 4.21% for the third quarter 2012 and 4.32% for the fourth quarter 2011.

Interest income earned on loans increased $0.9 million, or 1.4%, compared to the prior quarter. Included in the quarterly increase was a prepayment fee of $2.2 million related to the early payoff of one relationship. Excluding this prepayment fee, net interest margin was 4.11%, a decline of 10 bps compared to the linked quarter. Net of the prepayment fee, the lower interest income earned on loans and decline in net interest margin was driven primarily by an 8.3% decrease in the average balance of covered loans outstanding and, to a lesser extent, a decline in the yield earned on the portfolio.

The covered loan activity was partially offset by growth in average uncovered loan balances of $78.0 million, or 2.6% on a linked quarter basis. Excluding the impact of the prepayment fee, the yield earned on the uncovered portfolio during the quarter was approximately 4.73%, a 3 bp increase compared to the linked quarter.

Interest income earned from investment securities increased as a result of a $140.6 million, or 8.8%, increase in average balances compared to the linked quarter. However, the impact on net interest margin was muted as the portfolio yield declined 10 bps to 1.99% as investment rates remain low in the current environment.

Interest expense and net interest margin continued to benefit from the impact of deposit pricing and rationalization strategies as the average balance of interest-bearing deposits declined 2.5% compared to the prior quarter, driven by a $133.7 million, or 10.6%, decrease in average time deposit balances during the quarter. The cost of funds related to interest-bearing deposits decreased 8 bps to 49 bps compared to 57 bps for the linked quarter.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011 highlighting the estimated impact of covered loan activity and other transition items on the Company's reported balance.

3

Table I
	For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2012	2012	2011

Total noninterest income	$26,121	$30,830	$29,640
Certain significant components of noninterest income
Items likely to recur:
Accelerated discount on covered loans [1,2]	2,455	3,798	4,775
FDIC loss sharing income	5,754	8,496	7,433
Income (loss) related to transition/non-strategic operations	192	(32)	64
Items not expected to recur:
Other items not expected to recur	1,011	2,617	2,270
Total noninterest income excluding items noted above	$16,709	$15,951	$15,098

[1] See Selected Financial Information for additional information
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the fourth quarter 2012 was $16.7 million compared to $16.0 million in the third quarter 2012 and $15.1 million in the fourth quarter 2011. There were no individually significant items driving the increase compared to the linked quarter. Other items not expected to recur consist of $1.0 million of gains on sales of investment securities which are discussed in more detail in Investments.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011, including the estimated effect of covered asset activity, acquired-non-strategic operations and acquisition-related costs.

Table II
	For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2012	2012	2011

Total noninterest expense	$53,474	$55,286	$54,668
Certain significant components of noninterest expense
Items likely to recur:
Loss share and covered asset expense	2,251	3,559	2,522
FDIC loss share support	798	951	1,333
Acquired-non-strategic operating expenses [1]	43	19	(27)
Items not expected to recur:
Acquisition-related costs [1]	—	78	1,167
Other items not expected to recur	952	374	2,473
Total noninterest income excluding items noted above	$49,430	$50,305	$47,200

[1] See Selected Financial Information for additional information

Excluding the items highlighted in Table II, noninterest expense in the fourth quarter 2012 was $49.4 million as compared to $50.3 million in the third quarter 2012 and $47.2 million in the fourth quarter 2011. The decrease of $0.9 million compared to the linked quarter was due to lower uncovered OREO and collection expenses, partially offset by higher data processing and professional services expenses. Loss share and covered asset expense includes $2.3 million of credit-related expenses, offset by a small amount of net recoveries on covered OREO. Other items not expected to recur include $0.6 million of

4

employee benefit expenses associated with the efficiency plan and $0.3 million of real estate expenses associated with previously announced banking center consolidation and closure plans.

INCOME TAXES
For the fourth quarter 2012, income tax expense was $9.2 million, resulting in an effective tax rate of 36.1%, compared with income tax expense of $8.9 million and an effective tax rate of 35.4% during the third quarter 2012 and $10.4 million and an effective tax rate of 36.8% during the comparable year-over-year period.

CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of December 31, 2012 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2012	2012	2012	2012	2011

Total nonaccrual loans	$50,930	$49,404	$63,093	$55,945	$54,299
Troubled debt restructurings - accruing	10,856	11,604	9,909	9,495	4,009
Troubled debt restructurings - nonaccrual	14,111	13,017	10,185	17,205	18,071
Total troubled debt restructurings	24,967	24,621	20,094	26,700	22,080
Total nonperforming loans	75,897	74,025	83,187	82,645	76,379
Total nonperforming assets	88,423	87,937	98,875	97,681	87,696
Nonperforming assets as a % of:
Period-end loans plus OREO	2.77%	2.86%	3.27%	3.28%	2.94%
Total assets	1.36%	1.41%	1.57%	1.52%	1.31%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.43%	2.48%	2.94%	2.96%	2.81%
Total assets	1.19%	1.22%	1.42%	1.37%	1.25%
Nonperforming loans as a % of total loans	2.39%	2.41%	2.76%	2.79%	2.57%
Provision for loan and lease losses - uncovered	$3,882	$3,613	$8,364	$3,258	$5,164
Allowance for uncovered loan & lease losses	$47,777	$49,192	$50,952	$49,437	$52,576
Allowance for loan & lease losses as a % of:
Period-end loans	1.50%	1.60%	1.69%	1.67%	1.77%
Nonaccrual loans	93.8%	99.6%	80.8%	88.4%	96.8%
Nonaccrual loans plus nonaccrual TDRs	73.5%	78.8%	69.5%	67.6%	72.7%
Nonperforming loans	63.0%	66.5%	61.3%	59.8%	68.8%
Total net charge-offs	$5,297	$5,373	$6,849	$6,397	$7,125
Annualized net-charge-offs as a % of average
loans & leases	0.68%	0.71%	0.93%	0.87%	0.95%

Net Charge-offs
For the fourth quarter 2012, net charge-offs declined slightly to $5.3 million, or 1.4%, compared to the linked quarter. Net charge-offs for the fourth quarter included approximately $1.1 million of consumer loan charge-offs, primarily home equity loans, resulting from recent guidance by the Office of the Comptroller of the Currency (“OCC”) clarifying that loans to consumer borrowers that have been discharged in bankruptcy where the borrower has not reaffirmed the debt are considered troubled debt restructurings and should be reported as nonaccrual loans and recorded at the lesser of the remaining loan balance or the fair value of the collateral securing the loan. There were no other individually significant items included in net charge-offs during the fourth quarter and the total amount was driven primarily by activity in the commercial real estate portfolio.

5

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, increased $2.6 million, or 4.2%, to $65.0 million as of December 31, 2012 from $62.4 million as of September 30, 2012 driven primarily by $2.3 million of additions resulting from the previously mentioned OCC guidance on troubled debt restructurings as well as a $7.0 million addition related to a single commercial relationship where the Company believes the total exposure is collateralized substantially in excess of the outstanding balance. These additions were offset by resolution strategies related to credits in the commercial real estate and home equity portfolios, including collections, writedowns, transfers to OREO, dispositions and net charge-offs.

OREO decreased $1.4 million, or 10.0%, to $12.5 million during the fourth quarter as resolutions and valuation adjustments of $2.5 million exceeded $1.1 million of additions during the quarter. There were no individually material items included in either the additions or resolutions for the quarter.

Classified assets as of December 31, 2012 totaled $129.0 million as compared to $133.4 million for the linked quarter and $162.4 million as of December 31, 2011, representing declines of 3.3% and 20.5%, respectively. Classified assets, which have declined for nine consecutive quarters, are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of December 31, 2012, loans 30-to-89 days past due decreased to $16.3 million, or 0.51% of period-end loans, as compared to $17.0 million, or 0.55%, as of September 30, 2012 and $20.4 million, or 0.69%, as of December 31, 2011.

Provision Expense and Allowance for Loan & Lease Losses
Fourth quarter 2012 provision expense related to uncovered loans and leases was $3.9 million as compared to $3.6 million during the linked quarter and $5.2 million during the comparable year-over-year quarter. Provision expense is a result of the Company's modeling efforts to estimate the period-end allowance for loan and lease losses. As a percentage of net charge-offs, fourth quarter 2012 provision expense equaled 73.3%. Excluding the $1.1 million of charge-offs related to consumer loans resulting from the OCC guidance, fourth quarter provision equaled 91.6% of net charge-offs.

The allowance for loan and lease losses declined $1.4 million, or 2.9%, compared to the prior quarter as a result of a decline in reserves related to resolved nonaccrual loans. Furthermore, the additions to nonaccrual loans discussed above required no reserves at December 31, 2012 as those resulting from the OCC guidance were recorded at the lesser of the remaining loan balance or the fair value of the underlying collateral and the Company believes the single commercial relationship is collateralized substantially in excess of the outstanding balance.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, not including covered loans, as of December 31, 2012, September 30, 2012 and December 31, 2011.

6

Table IV
	As of
	December 31, 2012		September 30, 2012		December 31, 2011
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$861,033	27.1%	$834,858	27.2%	$856,981	28.9%
Real estate - construction	73,517	2.3%	91,897	3.0%	114,974	3.9%
Real estate - commercial	1,417,008	44.6%	1,338,636	43.7%	1,233,067	41.5%
Real estate - residential	318,210	10.0%	299,654	9.8%	287,980	9.7%
Installment	56,810	1.8%	59,191	1.9%	67,543	2.3%
Home equity	367,500	11.6%	368,876	12.0%	358,960	12.1%
Credit card	34,198	1.1%	31,604	1.0%	31,631	1.1%
Lease financing	50,788	1.6%	41,343	1.3%	17,311	0.6%
Total	$3,179,064	100.0%	$3,066,059	100.0%	$2,968,447	100.0%

Loans, excluding covered loans, totaled $3.2 billion as of December 31, 2012, increasing $113.0 million, or 14.7% on an annualized basis, compared to the linked quarter and $210.6 million, or 7.1%, compared to December 31, 2011. The increase relative to both the linked and comparable quarters was driven by growth in commercial lending, including the C&I, commercial real estate and specialty finance portfolios, as well as growth in residential mortgage lending.

INVESTMENTS
The following table presents a summary of the total investment portfolio at December 31, 2012.

Table V
	As of December 31, 2012
	Securities	Securities	Other	Total	Percent	Tax Equiv.
(Dollars in thousands)	HTM	AFS	Investments	Securities	of Portfolio	Yield

Agencies	$20,512	$72,984	—	$93,496	5.0%	1.57%
CMO - fixed rate	471,780	451,182	—	922,962	49.2%	1.96%
CMO - variable rate	—	167,582	—	167,582	8.9%	0.77%
MBS - fixed rate	111,896	196,351	—	308,247	16.4%	2.82%
MBS - variable rate	157,215	52,115	—	209,330	11.2%	2.17%
Municipal	9,352	35,997	—	45,349	2.4%	4.41%
Corporate	—	43,949	—	43,949	2.3%	2.84%
Other AFS securities	—	11,936	—	11,936	0.6%	2.84%
Regulatory stock	—	—	71,492	71,492	3.8%	4.28%
	$770,755	$1,032,096	$71,492	$1,874,343	100.0%	2.15%

The investment portfolio increased $290.9 million, or 18.4%, during the fourth quarter 2012 as $564.5 million of purchases were offset by sales, amortizations and paydowns, including continued elevated prepayment activity related to fixed rate MBS. The Company sold $152.4 million of lower-yielding agency MBS during the quarter in order to reduce liquidity, interest rate cap and prepayment risks, recognizing a pre-tax gain of $1.0 million. As of December 31, 2012, the overall duration of the investment portfolio increased to 2.8 years compared to 1.8 years as of September 30, 2012. The yield earned on the portfolio during the quarter declined to 1.99% from 2.09% for the linked quarter. As of

7

December 31, 2012, the market value of the portfolio classified as available-for-sale resulted in a net unrealized gain of $15.0 million which is included in other comprehensive income.

A portion of the purchases made during the quarter were funded by wholesale borrowings under a strategy to pre-fund the investment portfolio based on the portfolio's expected cash flows over the next twelve months. The increase in total short-term borrowings of $253.4 million during the fourth quarter approximates the borrowings under this strategy and had a weighted average cost of funds of 0.17%.

DEPOSITS
Non-time deposit balances totaled $3.9 billion as of December 31, 2012, representing an increase of $141.9 million, or 15.1% on an annualized basis, compared to September 30, 2012. The increase was driven primarily by a $100.6 million increase in commercial balances and a $69.6 million increase in retail balances, offset by a decline of $35.2 million in public fund balances.

Total time deposit balances decreased $130.7 million, or 10.9%, compared to the linked quarter as the Company continued to focus on reducing non-core relationship deposits in connection with its deposit rationalization strategies.

The Company's rationalization strategies related to deposit pricing continued to have a positive impact as the total cost of deposit funding declined to 38 bps for the quarter, a decrease of 15.6% compared to the prior quarter and 40.6% compared to the fourth quarter 2011. The composition of the Company's deposit base continues to improve as non-time deposits comprised 78.4% of total deposits as of December 31, 2012 compared to 70.7% as of December 31, 2011.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of December 31, 2012, September 30, 2012 and December 31, 2011.

Table VI
	As of
	December 31,	September 30,	December 31,	"Well-Capitalized"
	2012	2012	2011	Minimum

Leverage Ratio	10.25%	10.54%	9.87%	5.00%
Tier 1 Capital Ratio	16.32%	16.93%	17.47%	6.00%
Total Risk-Based Capital Ratio	17.60%	18.21%	18.74%	10.00%
Ending tangible shareholders' equity
to ending tangible assets	9.50%	9.99%	9.23%	N/A
Ending tangible common shareholders'
equity to ending tangible assets	9.50%	9.99%	9.23%	N/A

The Company's tangible common equity and regulatory capital ratios decreased during the quarter primarily due to the increases in tangible assets and risk-weighted assets resulting from the higher balances of investment securities and uncovered loans and, to a lesser extent, the decrease in shareholders' equity resulting from share repurchases. As of December 31, 2012, tangible book value per common share was $10.47, consistent with September 30, 2012 and compared to $10.41 as of December 31, 2011. Regulatory capital ratios as of December 31, 2012 are considered preliminary pending the filing of the Company's regulatory reports.

8

Teleconference / Webcast Information
First Financial's senior management will host a conference call to discuss the Company's financial and operating results on Wednesday, January 30, 2013 at 9:00 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 317-6016 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-6016 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company's website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through February 14, 2013 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 10023463. The webcast will be archived on the Investor Relations section of the Company's website through January 30, 2014.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' “likely,” “expected,” ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

9

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan and lease losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of December 31, 2012, the Company had $6.5 billion in assets, $3.9 billion in loans, $5.0 billion in deposits and $710 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.3 billion in assets under management as of December 31, 2012. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 124 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Vice President, Investor Relations and            Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5852
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

10

Selected Financial Information
December 31, 2012
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Twelve months ended,
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2012	2012	2012	2012	2011	2012	2011
RESULTS OF OPERATIONS
Net income	$16,265	$16,242	$17,802	$16,994	$17,941	$67,303	$66,739
Net earnings per share - basic	$0.28	$0.28	$0.31	$0.29	$0.31	$1.16	$1.16
Net earnings per share - diluted	$0.28	$0.28	$0.30	$0.29	$0.31	$1.14	$1.14
Dividends declared per share	$0.28	$0.30	$0.29	$0.31	$0.27	$1.18	$0.78

KEY FINANCIAL RATIOS
Return on average assets	1.03%	1.05%	1.13%	1.05%	1.09%	1.07%	1.06%
Return on average shareholders' equity	9.06%	9.01%	9.98%	9.67%	9.89%	9.43%	9.37%
Return on average tangible shareholders' equity	10.58%	10.53%	11.68%	11.37%	11.59%	11.01%	11.01%

Net interest margin	4.27%	4.21%	4.49%	4.51%	4.32%	4.37%	4.55%
Net interest margin (fully tax equivalent) (1)	4.29%	4.23%	4.50%	4.52%	4.34%	4.39%	4.57%

Ending shareholders' equity as a percent of ending assets	10.93%	11.48%	11.41%	11.14%	10.68%	10.93%	10.68%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.50%	9.99%	9.91%	9.66%	9.23%	9.50%	9.23%
Risk-weighted assets	15.57%	16.16%	16.39%	16.42%	16.63%	15.57%	16.63%

Average shareholders' equity as a percent of average assets	11.35%	11.62%	11.32%	10.91%	11.05%	11.30%	11.33%
Average tangible shareholders' equity as a percent of
average tangible assets	9.88%	10.12%	9.84%	9.43%	9.58%	9.83%	9.81%

Book value per share	$12.24	$12.24	$12.25	$12.21	$12.22	$12.24	$12.22
Tangible book value per share	$10.47	$10.47	$10.47	$10.41	$10.41	$10.47	$10.41

Tier 1 Ratio (2)	16.32%	16.93%	17.14%	17.18%	17.47%	16.32%	17.47%
Total Capital Ratio (2)	17.60%	18.21%	18.42%	18.45%	18.74%	17.60%	18.74%
Leverage Ratio (2)	10.25%	10.54%	10.21%	9.94%	9.87%	10.25%	9.87%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,107,760	$3,037,734	$2,995,296	$2,979,508	$2,983,354	$3,030,308	$2,847,370
Covered loans and FDIC indemnification asset	920,102	1,002,622	1,100,014	1,179,670	1,287,776	1,050,114	1,443,365
Investment securities	1,746,961	1,606,313	1,713,503	1,664,643	1,257,574	1,682,821	1,149,772
Interest-bearing deposits with other banks	5,146	11,390	4,454	126,330	485,432	36,674	361,591
Total earning assets	$5,779,969	$5,658,059	$5,813,267	$5,950,151	$6,014,136	$5,799,917	$5,802,098
Total assets	$6,294,084	$6,166,667	$6,334,973	$6,478,931	$6,515,756	$6,318,181	$6,284,961
Noninterest-bearing deposits	$1,112,072	$1,052,421	$1,044,405	$931,347	$860,863	$1,035,319	$766,366
Interest-bearing deposits	3,912,854	4,013,148	4,210,079	4,545,151	4,630,412	4,169,175	4,458,012
Total deposits	$5,024,926	$5,065,569	$5,254,484	$5,476,498	$5,491,275	$5,204,494	$5,224,378
Borrowings	$439,308	$257,340	$234,995	$161,911	$174,939	$273,798	$204,414
Shareholders' equity	$714,373	$716,797	$717,111	$706,547	$719,964	$713,717	$712,252

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.50%	1.60%	1.69%	1.67%	1.77%	1.50%	1.77%
Allowance to nonaccrual loans	93.81%	99.57%	80.76%	88.37%	96.83%	93.81%	96.83%
Allowance to nonperforming loans	62.95%	66.45%	61.25%	59.82%	68.84%	62.95%	68.84%
Nonperforming loans to total loans	2.39%	2.41%	2.76%	2.79%	2.57%	2.39%	2.57%
Nonperforming assets to ending loans, plus OREO	2.77%	2.86%	3.27%	3.28%	2.94%	2.77%	2.94%
Nonperforming assets to total assets	1.36%	1.41%	1.57%	1.52%	1.31%	1.36%	1.31%
Net charge-offs to average loans (annualized)	0.68%	0.71%	0.93%	0.87%	0.95%	0.79%	0.84%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) December 31, 2012 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Twelve months ended,
	Dec. 31,			Dec. 31,
	2012	2011	% Change	2012	2011	% Change
Interest income
Loans, including fees	$60,389	$69,658	(13.3)%	$249,751	$285,689	(12.6)%
Investment securities
Taxable	8,410	6,945	21.1%	37,664	28,239	33.4%
Tax-exempt	370	201	84.1%	736	767	(4.0)%
Total investment securities interest	8,780	7,146	22.9%	38,400	29,006	32.4%
Other earning assets	(1,564)	(1,819)	(14.0)%	(7,221)	(5,878)	22.8%
Total interest income	67,605	74,985	(9.8)%	280,930	308,817	(9.0)%

Interest expense
Deposits	4,798	8,791	(45.4)%	24,625	40,781	(39.6)%
Short-term borrowings	159	25	536.0%	262	163	60.7%
Long-term borrowings	672	693	(3.0)%	2,702	3,586	(24.7)%
Subordinated debentures and capital securities	0	0	N/M	0	391	(100.0)%
Total interest expense	5,629	9,509	(40.8)%	27,589	44,921	(38.6)%
Net interest income	61,976	65,476	(5.3)%	253,341	263,896	(4.0)%
Provision for loan and lease losses - uncovered	3,882	5,164	(24.8)%	19,117	19,210	(0.5)%
Provision for loan and lease losses - covered	5,283	6,910	(23.5)%	30,903	64,081	(51.8)%
Net interest income after provision for loan and lease losses	52,811	53,402	(1.1)%	203,321	180,605	12.6%

Noninterest income
Service charges on deposit accounts	5,431	4,920	10.4%	21,215	19,206	10.5%
Trust and wealth management fees	3,409	3,531	(3.5)%	13,951	14,340	(2.7)%
Bankcard income	2,526	2,490	1.4%	10,028	9,291	7.9%
Net gains from sales of loans	1,179	1,172	0.6%	4,570	4,258	7.3%
FDIC loss sharing income	5,754	7,433	(22.6)%	35,346	60,888	(41.9)%
Accelerated discount on covered loans	2,455	4,775	(48.6)%	13,662	20,521	(33.4)%
Gain on sale of investment securities	1,011	2,541	(60.2)%	3,628	2,541	42.8%
Other	4,356	2,778	56.8%	20,021	11,486	74.3%
Total noninterest income	26,121	29,640	(11.9)%	122,421	142,531	(14.1)%

Noninterest expenses
Salaries and employee benefits	28,033	26,447	6.0%	113,154	106,914	5.8%
Net occupancy	5,122	5,893	(13.1)%	20,682	21,410	(3.4)%
Furniture and equipment	2,291	2,425	(5.5)%	9,190	9,945	(7.6)%
Data processing	2,526	1,559	62.0%	8,837	5,716	54.6%
Marketing	1,566	1,567	(0.1)%	5,550	5,794	(4.2)%
Communication	814	864	(5.8)%	3,409	3,203	6.4%
Professional services	1,667	2,252	(26.0)%	7,269	9,636	(24.6)%
State intangible tax	942	436	116.1%	3,899	3,583	8.8%
FDIC assessments	1,085	1,192	(9.0)%	4,682	5,676	(17.5)%
Loss (gain) - other real estate owned	569	773	26.4%	3,250	3,971	(18.2)%
(Gain) loss - covered other real estate owned	(54)	784	(106.9)%	2,446	9,224	(73.5)%
Loss sharing expense	2,305	1,738	32.6%	10,725	3,600	197.9%
Other	6,608	8,738	(24.4)%	28,904	29,425	(1.8)%
Total noninterest expenses	53,474	54,668	(2.2)%	221,997	218,097	1.8%
Income before income taxes	25,458	28,374	(10.3)%	103,745	105,039	(1.2)%
Income tax expense	9,193	10,433	(11.9)%	36,442	38,300	(4.9)%
Net income	$16,265	$17,941	(9.3)%	$67,303	$66,739	0.8%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.31		$1.16	$1.16
Net earnings per share - diluted	$0.28	$0.31		$1.14	$1.14
Dividends declared per share	$0.28	$0.27		$1.18	$0.78

Return on average assets	1.03%	1.09%		1.07%	1.06%
Return on average shareholders' equity	9.06%	9.89%		9.43%	9.37%

Interest income	$67,605	$74,985	(9.8)%	$280,930	$308,817	(9.0)%
Tax equivalent adjustment	366	265	38.1%	1,055	979	7.8%
Interest income - tax equivalent	67,971	75,250	(9.7)%	281,985	309,796	(9.0)%
Interest expense	5,629	9,509	(40.8)%	27,589	44,921	(38.6)%
Net interest income - tax equivalent	$62,342	$65,741	(5.2)%	$254,396	$264,875	(4.0)%

Net interest margin	4.27%	4.32%		4.37%	4.55%
Net interest margin (fully tax equivalent) (1)	4.29%	4.34%		4.39%	4.57%

Full-time equivalent employees	1,439	1,508

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2012
	Fourth	Third	Second	First		% Change
	Quarter	Quarter	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$60,389	$59,536	$63,390	$66,436	$249,751	1.4%
Investment securities
Taxable	8,410	8,358	10,379	10,517	37,664	0.6%
Tax-exempt	370	111	121	134	736	233.3%
Total investment securities interest	8,780	8,469	10,500	10,651	38,400	3.7%
Other earning assets	(1,564)	(1,700)	(1,967)	(1,990)	(7,221)	(8.0)%
Total interest income	67,605	66,305	71,923	75,097	280,930	2.0%

Interest expense
Deposits	4,798	5,730	6,381	7,716	24,625	(16.3)%
Short-term borrowings	159	54	37	12	262	194.4%
Long-term borrowings	672	675	675	680	2,702	(0.4)%
Total interest expense	5,629	6,459	7,093	8,408	27,589	(12.9)%
Net interest income	61,976	59,846	64,830	66,689	253,341	3.6%
Provision for loan and lease losses - uncovered	3,882	3,613	8,364	3,258	19,117	7.4%
Provision for loan and lease losses - covered	5,283	6,622	6,047	12,951	30,903	(20.2)%
Net interest income after provision for loan and lease losses	52,811	49,611	50,419	50,480	203,321	6.5%

Noninterest income
Service charges on deposit accounts	5,431	5,499	5,376	4,909	21,215	(1.2)%
Trust and wealth management fees	3,409	3,374	3,377	3,791	13,951	1.0%
Bankcard income	2,526	2,387	2,579	2,536	10,028	5.8%
Net gains from sales of loans	1,179	1,319	1,132	940	4,570	(10.6)%
FDIC loss sharing income	5,754	8,496	8,280	12,816	35,346	(32.3)%
Accelerated discount on covered loans	2,455	3,798	3,764	3,645	13,662	(35.4)%
Gain on sale of investment securities	1,011	2,617	0	0	3,628	(61.4)%
Other	4,356	3,340	9,037	3,288	20,021	30.4%
Total noninterest income	26,121	30,830	33,545	31,925	122,421	(15.3)%

Noninterest expenses
Salaries and employee benefits	28,033	27,212	29,048	28,861	113,154	3.0%
Net occupancy	5,122	5,153	5,025	5,382	20,682	(0.6)%
Furniture and equipment	2,291	2,332	2,323	2,244	9,190	(1.8)%
Data processing	2,526	2,334	2,076	1,901	8,837	8.2%
Marketing	1,566	1,592	1,238	1,154	5,550	(1.6)%
Communication	814	788	913	894	3,409	3.3%
Professional services	1,667	1,304	2,151	2,147	7,269	27.8%
State intangible tax	942	961	970	1,026	3,899	(2.0)%
FDIC assessments	1,085	1,164	1,270	1,163	4,682	(6.8)%
Loss - other real estate owned	569	1,372	313	996	3,250	(58.5)%
(Gain) loss - covered other real estate owned	(54)	(25)	1,233	1,292	2,446	116.0%
Loss sharing expense	2,305	3,584	3,085	1,751	10,725	(35.7)%
Other	6,608	7,515	7,814	6,967	28,904	(12.1)%
Total noninterest expenses	53,474	55,286	57,459	55,778	221,997	(3.3)%
Income before income taxes	25,458	25,155	26,505	26,627	103,745	1.2%
Income tax expense	9,193	8,913	8,703	9,633	36,442	3.1%
Net income	$16,265	$16,242	$17,802	$16,994	$67,303	0.1%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.28	$0.31	$0.29	$1.16
Net earnings per share - diluted	$0.28	$0.28	$0.30	$0.29	$1.14
Dividends declared per share	$0.28	$0.30	$0.29	$0.31	$1.18

Return on average assets	1.03%	1.05%	1.13%	1.05%	1.07%
Return on average shareholders' equity	9.06%	9.01%	9.98%	9.67%	9.43%

Interest income	$67,605	$66,305	$71,923	$75,097	$280,930	2.0%
Tax equivalent adjustment	366	255	216	218	1,055	43.5%
Interest income - tax equivalent	67,971	66,560	72,139	75,315	281,985	2.1%
Interest expense	5,629	6,459	7,093	8,408	27,589	(12.9)%
Net interest income - tax equivalent	$62,342	$60,101	$65,046	$66,907	$254,396	3.7%

Net interest margin	4.27%	4.21%	4.49%	4.51%	4.37%
Net interest margin (fully tax equivalent) (1)	4.29%	4.23%	4.50%	4.52%	4.39%

Full-time equivalent employees	1,439	1,475	1,525	1,513

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2011
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$69,658	$70,086	$71,929	$74,016	$285,689
Investment securities
Taxable	6,945	7,411	7,080	6,803	28,239
Tax-exempt	201	176	192	198	767
Total investment securities interest	7,146	7,587	7,272	7,001	29,006
Other earning assets	(1,819)	(1,721)	(1,384)	(954)	(5,878)
Total interest income	74,985	75,952	77,817	80,063	308,817

Interest expense
Deposits	8,791	9,823	10,767	11,400	40,781
Short-term borrowings	25	44	49	45	163
Long-term borrowings	693	867	937	1,089	3,586
Subordinated debentures and capital securities	0	0	197	194	391
Total interest expense	9,509	10,734	11,950	12,728	44,921
Net interest income	65,476	65,218	65,867	67,335	263,896
Provision for loan and lease losses - uncovered	5,164	7,643	5,756	647	19,210
Provision for loan and lease losses - covered	6,910	7,260	23,895	26,016	64,081
Net interest income after provision for loan and lease losses	53,402	50,315	36,216	40,672	180,605

Noninterest income
Service charges on deposit accounts	4,920	4,793	4,883	4,610	19,206
Trust and wealth management fees	3,531	3,377	3,507	3,925	14,340
Bankcard income	2,490	2,318	2,328	2,155	9,291
Net gains from sales of loans	1,172	1,243	854	989	4,258
FDIC loss sharing income	7,433	8,377	21,643	23,435	60,888
Accelerated discount on covered loans	4,775	5,207	4,756	5,783	20,521
Gain on sale of investment securities	2,541	0	0	0	2,541
Other	2,778	2,800	3,147	2,761	11,486
Total noninterest income	29,640	28,115	41,118	43,658	142,531

Noninterest expenses
Salaries and employee benefits	26,447	27,774	25,123	27,570	106,914
Net occupancy	5,893	4,164	4,493	6,860	21,410
Furniture and equipment	2,425	2,386	2,581	2,553	9,945
Data processing	1,559	1,466	1,453	1,238	5,716
Marketing	1,567	1,584	1,402	1,241	5,794
Communication	864	772	753	814	3,203
Professional services	2,252	2,062	3,095	2,227	9,636
State intangible tax	436	546	1,236	1,365	3,583
FDIC assessments	1,192	1,211	1,152	2,121	5,676
Loss (gain) - other real estate owned	773	(287)	163	3,322	3,971
Loss - covered other real estate owned	784	2,707	2,621	3,112	9,224
Loss sharing expense	1,738	1,048	755	59	3,600
Other	8,738	7,709	7,670	5,308	29,425
Total noninterest expenses	54,668	53,142	52,497	57,790	218,097
Income before income taxes	28,374	25,288	24,837	26,540	105,039
Income tax expense	10,433	9,670	8,864	9,333	38,300
Net income	$17,941	$15,618	$15,973	$17,207	$66,739

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.27	$0.28	$0.30	$1.16
Net earnings per share - diluted	$0.31	$0.27	$0.27	$0.29	$1.14
Dividends declared per share	$0.27	$0.27	$0.12	$0.12	$0.78

Return on average assets	1.09%	1.01%	1.03%	1.11%	1.06%
Return on average shareholders' equity	9.89%	8.54%	9.05%	10.04%	9.37%

Interest income	$74,985	$75,952	$77,817	$80,063	$308,817
Tax equivalent adjustment	265	236	240	238	979
Interest income - tax equivalent	75,250	76,188	78,057	80,301	309,796
Interest expense	9,509	10,734	11,950	12,728	44,921
Net interest income - tax equivalent	$65,741	$65,454	$66,107	$67,573	$264,875

Net interest margin	4.32%	4.55%	4.61%	4.73%	4.55%
Net interest margin (fully tax equivalent) (1)	4.34%	4.57%	4.62%	4.75%	4.57%

Full-time equivalent employees	1,508	1,377	1,374	1,483

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	% Change	% Change
	2012	2012	2012	2012	2011	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$134,502	$154,181	$126,392	$125,949	$149,653	(12.8)%	(10.1)%
Interest-bearing deposits with other banks	24,341	21,495	9,187	24,101	375,398	13.2%	(93.5)%
Investment securities available-for-sale	1,032,096	689,680	724,518	736,309	1,441,846	49.6%	(28.4)%
Investment securities held-to-maturity	770,755	822,319	873,538	917,758	2,664	(6.3)%	N/M
Other investments	71,492	71,492	71,492	71,492	71,492	0.0%	0.0%
Loans held for sale	16,256	23,530	20,971	21,052	24,834	(30.9)%	(34.5)%
Loans
Commercial	861,033	834,858	823,890	831,101	856,981	3.1%	0.5%
Real estate - construction	73,517	91,897	86,173	104,305	114,974	(20.0)%	(36.1)%
Real estate - commercial	1,417,008	1,338,636	1,321,446	1,262,775	1,233,067	5.9%	14.9%
Real estate - residential	318,210	299,654	292,503	288,922	287,980	6.2%	10.5%
Installment	56,810	59,191	61,590	63,793	67,543	(4.0)%	(15.9)%
Home equity	367,500	368,876	365,413	359,711	358,960	(0.4)%	2.4%
Credit card	34,198	31,604	31,486	31,149	31,631	8.2%	8.1%
Lease financing	50,788	41,343	30,109	21,794	17,311	22.8%	193.4%
Total loans, excluding covered loans	3,179,064	3,066,059	3,012,610	2,963,550	2,968,447	3.7%	7.1%
Less
Allowance for loan and lease losses	47,777	49,192	50,952	49,437	52,576	(2.9)%	(9.1)%
Net loans - uncovered	3,131,287	3,016,867	2,961,658	2,914,113	2,915,871	3.8%	7.4%
Covered loans	748,116	825,515	903,862	986,619	1,053,244	(9.4)%	(29.0)%
Less
Allowance for loan and lease losses	45,190	48,895	48,327	46,156	42,835	(7.6)%	5.5%
Net loans - covered	702,926	776,620	855,535	940,463	1,010,409	(9.5)%	(30.4)%
Net loans	3,834,213	3,793,487	3,817,193	3,854,576	3,926,280	1.1%	(2.3)%
Premises and equipment	146,716	146,603	142,744	141,664	138,096	0.1%	6.2%
Goodwill	95,050	95,050	95,050	95,050	95,050	0.0%	0.0%
Other intangibles	7,648	8,327	9,195	10,193	10,844	(8.2)%	(29.5)%
FDIC indemnification asset	119,607	130,476	146,765	156,397	173,009	(8.3)%	(30.9)%
Accrued interest and other assets	244,372	278,447	245,632	262,027	262,345	(12.2)%	(6.9)%
Total assets	$6,497,048	$6,235,087	$6,282,677	$6,416,568	$6,671,511	4.2%	(2.6)%

LIABILITIES
Deposits
Interest-bearing demand	$1,160,815	$1,112,843	$1,154,852	$1,289,490	$1,317,339	4.3%	(11.9)%
Savings	1,623,614	1,568,818	1,543,619	1,613,244	1,724,659	3.5%	(5.9)%
Time	1,068,637	1,199,296	1,331,758	1,491,132	1,654,662	(10.9)%	(35.4)%
Total interest-bearing deposits	3,853,066	3,880,957	4,030,229	4,393,866	4,696,660	(0.7)%	(18.0)%
Noninterest-bearing	1,102,774	1,063,654	1,071,520	1,007,049	946,180	3.7%	16.6%
Total deposits	4,955,840	4,944,611	5,101,749	5,400,915	5,642,840	0.2%	(12.2)%
Federal funds purchased and securities sold
under agreements to repurchase	122,570	88,190	73,919	78,619	99,431	39.0%	23.3%
FHLB short-term borrowings	502,000	283,000	176,000	0	0	77.4%	N/M
Total short-term borrowings	624,570	371,190	249,919	78,619	99,431	68.3%	528.1%
Long-term debt	75,202	75,521	75,120	75,745	76,544	(0.4)%	(1.8)%
Total borrowed funds	699,772	446,711	325,039	154,364	175,975	56.6%	297.7%
Accrued interest and other liabilities	131,011	127,799	139,101	146,596	140,475	2.5%	(6.7)%
Total liabilities	5,786,623	5,519,121	5,565,889	5,701,875	5,959,290	4.8%	(2.9)%

SHAREHOLDERS' EQUITY
Common stock	579,293	578,129	576,929	575,675	579,871	0.2%	(0.1)%
Retained earnings	330,004	330,014	331,315	330,563	331,351	0.0%	(0.4)%
Accumulated other comprehensive loss	(18,677)	(18,855)	(18,172)	(18,687)	(21,490)	(0.9)%	(13.1)%
Treasury stock, at cost	(180,195)	(173,322)	(173,284)	(172,858)	(177,511)	4.0%	1.5%
Total shareholders' equity	710,425	715,966	716,788	714,693	712,221	(0.8)%	(0.3)%
Total liabilities and shareholders' equity	$6,497,048	$6,235,087	$6,282,677	$6,416,568	$6,671,511	4.2%	(2.6)%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2012	2012	2012	2012	2011	2012	2011
ASSETS
Cash and due from banks	$118,619	$118,642	$121,114	$123,634	$121,603	$120,492	$115,692
Interest-bearing deposits with other banks	5,146	11,390	4,454	126,330	485,432	36,674	361,591
Investment securities	1,746,961	1,606,313	1,713,503	1,664,643	1,257,574	1,682,821	1,149,772
Loans held for sale	18,054	26,035	19,554	19,722	21,067	20,848	13,805
Loans
Commercial	819,262	811,998	827,722	850,092	851,006	827,205	811,474
Real estate - construction	85,219	92,051	99,087	112,945	135,825	97,278	143,751
Real estate - commercial	1,373,781	1,322,369	1,279,869	1,235,613	1,206,678	1,303,155	1,155,209
Real estate - residential	307,580	293,423	290,335	287,749	293,158	294,803	269,541
Installment	58,283	60,691	62,846	65,302	68,945	61,768	66,467
Home equity	368,605	365,669	361,166	358,360	360,389	363,470	347,312
Credit card	32,954	31,977	31,383	31,201	30,759	31,882	29,275
Lease financing	44,022	33,521	23,334	18,524	15,527	29,899	10,536
Total loans, excluding covered loans	3,089,706	3,011,699	2,975,742	2,959,786	2,962,287	3,009,460	2,833,565
Less
Allowance for loan and lease losses	50,172	51,486	50,353	53,513	55,157	51,378	56,282
Net loans - uncovered	3,039,534	2,960,213	2,925,389	2,906,273	2,907,130	2,958,082	2,777,283
Covered loans	794,838	866,486	950,226	1,020,220	1,113,876	907,520	1,255,403
Less
Allowance for loan and lease losses	48,553	51,150	47,964	47,152	51,330	48,711	41,544
Net loans - covered	746,285	815,336	902,262	973,068	1,062,546	858,809	1,213,859
Net loans	3,785,819	3,775,549	3,827,651	3,879,341	3,969,676	3,816,891	3,991,142
Premises and equipment	148,047	145,214	143,261	140,377	128,168	144,238	119,646
Goodwill	95,050	95,050	95,050	95,050	77,158	95,050	58,253
Other intangibles	8,001	8,702	9,770	10,506	9,094	9,240	6,067
FDIC indemnification asset	125,264	136,136	149,788	159,450	173,900	142,594	187,962
Accrued interest and other assets	243,123	243,636	250,828	259,878	272,084	249,333	281,031
Total assets	$6,294,084	$6,166,667	$6,334,973	$6,478,931	$6,515,756	$6,318,181	$6,284,961

LIABILITIES
Deposits
Interest-bearing demand	$1,145,800	$1,164,111	$1,192,868	$1,285,196	$1,388,903	$1,196,764	$1,191,064
Savings	1,640,427	1,588,708	1,610,411	1,682,507	1,617,588	1,630,426	1,624,840
Time	1,126,627	1,260,329	1,406,800	1,577,448	1,623,921	1,341,985	1,642,108
Total interest-bearing deposits	3,912,854	4,013,148	4,210,079	4,545,151	4,630,412	4,169,175	4,458,012
Noninterest-bearing	1,112,072	1,052,421	1,044,405	931,347	860,863	1,035,319	766,366
Total deposits	5,024,926	5,065,569	5,254,484	5,476,498	5,491,275	5,204,494	5,224,378
Federal funds purchased and securities sold
under agreements to repurchase	100,087	81,147	80,715	85,891	98,268	86,980	96,060
FHLB short-term borrowings	263,895	100,758	78,966	0	0	111,295	0
Total short-term borrowings	363,982	181,905	159,681	85,891	98,268	198,275	96,060
Long-term debt	75,326	75,435	75,314	76,020	76,671	75,523	98,185
Other long-term debt	0	0	0	0	0	0	10,169
Total borrowed funds	439,308	257,340	234,995	161,911	174,939	273,798	204,414
Accrued interest and other liabilities	115,477	126,961	128,383	133,975	129,578	126,172	143,917
Total liabilities	5,579,711	5,449,870	5,617,862	5,772,384	5,795,792	5,604,464	5,572,709

SHAREHOLDERS' EQUITY
Common stock	578,691	577,547	576,276	578,514	579,321	577,759	578,725
Retained earnings	331,414	330,368	332,280	324,370	323,624	329,615	320,579
Accumulated other comprehensive loss	(19,612)	(17,756)	(18,242)	(20,344)	(5,396)	(18,987)	(8,758)
Treasury stock, at cost	(176,120)	(173,362)	(173,203)	(175,993)	(177,585)	(174,670)	(178,294)
Total shareholders' equity	714,373	716,797	717,111	706,547	719,964	713,717	712,252
Total liabilities and shareholders' equity	$6,294,084	$6,166,667	$6,334,973	$6,478,931	$6,515,756	$6,318,181	$6,284,961

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Dec. 31, 2012		Sep. 30, 2012		Dec. 31, 2011		Dec. 31, 2012		Dec. 31, 2011
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$1,746,961	1.99%	$1,606,313	2.09%	$1,257,574	2.25%	$1,682,821	2.28%	$1,149,772	2.52%
Interest-bearing deposits with other banks	5,146	0.54%	11,390	0.45%	485,432	0.25%	36,674	0.30%	361,591	0.31%
Gross loans (2)	4,027,862	5.79%	4,040,356	5.68%	4,271,130	6.27%	4,080,422	5.94%	4,290,735	6.49%
Total earning assets	5,779,969	4.64%	5,658,059	4.65%	6,014,136	4.95%	5,799,917	4.84%	5,802,098	5.32%

Nonearning assets
Allowance for loan and lease losses	(98,725)		(102,636)		(106,487)		(100,089)		(97,826)
Cash and due from banks	118,619		118,642		121,603		120,492		115,692
Accrued interest and other assets	494,221		492,602		486,504		497,861		464,997
Total assets	$6,294,084		$6,166,667		$6,515,756		$6,318,181		$6,284,961

Interest-bearing liabilities
Total interest-bearing deposits	$3,912,854	0.49%	$4,013,148	0.57%	$4,630,412	0.75%	$4,169,175	0.59%	$4,458,012	0.91%
Borrowed funds
Short-term borrowings	363,982	0.17%	181,905	0.12%	98,268	0.10%	198,275	0.13%	96,060	0.17%
Long-term debt	75,326	3.54%	75,435	3.55%	76,671	3.59%	75,523	3.58%	98,185	3.65%
Other long-term debt	0	N/M	0	N/M	0	N/M	0	N/M	10,169	3.85%
Total borrowed funds	439,308	0.75%	257,340	1.12%	174,939	1.63%	273,798	1.08%	204,414	2.03%
Total interest-bearing liabilities	4,352,162	0.51%	4,270,488	0.60%	4,805,351	0.79%	4,442,973	0.62%	4,662,426	0.96%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,112,072		1,052,421		860,863		1,035,319		766,366
Other liabilities	115,477		126,961		129,578		126,172		143,917
Shareholders' equity	714,373		716,797		719,964		713,717		712,252
Total liabilities & shareholders' equity	$6,294,084		$6,166,667		$6,515,756		$6,318,181		$6,284,961

Net interest income (1)	$61,976		$59,846		$65,476		$253,341		$263,896
Net interest spread (1)		4.13%		4.05%		4.16%		4.22%		4.36%
Net interest margin (1)		4.27%		4.21%		4.32%		4.37%		4.55%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.
N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(396)	$707	$311	$(826)	$2,460	$1,634	$(2,770)	$12,164	$9,394
Interest-bearing deposits with other banks	2	(8)	(6)	348	(653)	(305)	(36)	(983)	(1,019)
Gross loans (2)	1,177	(182)	995	(5,157)	(3,552)	(8,709)	(23,767)	(12,495)	(36,262)
Total earning assets	783	517	1,300	(5,635)	(1,745)	(7,380)	(26,573)	(1,314)	(27,887)

Interest-bearing liabilities
Total interest-bearing deposits	$(809)	$(123)	$(932)	$(3,113)	$(880)	$(3,993)	$(14,450)	$(1,706)	$(16,156)
Borrowed funds
Short-term borrowings	25	80	105	18	116	134	(36)	135	99
Long-term debt	(2)	(1)	(3)	(9)	(12)	(21)	(73)	(811)	(884)
Other long-term debt	0	0	0	0	0	0	0	(391)	(391)
Total borrowed funds	23	79	102	9	104	113	(109)	(1,067)	(1,176)
Total interest-bearing liabilities	(786)	(44)	(830)	(3,104)	(776)	(3,880)	(14,559)	(2,773)	(17,332)
Net interest income (1)	$1,569	$561	$2,130	$(2,531)	$(969)	$(3,500)	$(12,014)	$1,459	$(10,555)

(1) Not tax equivalent.

(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Full Year	Full Year
	2012	2012	2012	2012	2011	2012	2011

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$49,192	$50,952	$49,437	$52,576	$54,537	$52,576	$57,235
Provision for uncovered loan and lease losses	3,882	3,613	8,364	3,258	5,164	19,117	19,210
Gross charge-offs
Commercial	657	1,340	1,129	1,186	1,742	4,312	3,436
Real estate - construction	0	180	717	1,787	2,105	2,684	6,279
Real estate - commercial	2,221	2,736	3,811	2,244	2,505	11,012	10,382
Real estate - residential	454	565	191	604	473	1,814	1,551
Installment	267	134	116	60	115	577	526
Home equity	1,722	380	915	644	488	3,661	2,183
Other	227	469	259	297	363	1,252	1,441
Total gross charge-offs	5,548	5,804	7,138	6,822	7,791	25,312	25,798
Recoveries
Commercial	71	202	48	72	348	393	762
Real estate - construction	0	0	0	0	5	0	32
Real estate - commercial	46	38	68	113	68	265	309
Real estate - residential	3	33	9	28	3	73	45
Installment	53	72	75	123	96	323	363
Home equity	32	31	28	24	71	115	117
Other	46	55	61	65	75	227	301
Total recoveries	251	431	289	425	666	1,396	1,929
Total net charge-offs	5,297	5,373	6,849	6,397	7,125	23,916	23,869
Ending allowance for uncovered loan and lease losses	$47,777	$49,192	$50,952	$49,437	$52,576	$47,777	$52,576

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.28%	0.56%	0.53%	0.53%	0.65%	0.47%	0.33%
Real estate - construction	0.00%	0.78%	2.91%	6.36%	6.13%	2.76%	4.35%
Real estate - commercial	0.63%	0.81%	1.18%	0.69%	0.80%	0.82%	0.87%
Real estate - residential	0.58%	0.72%	0.25%	0.81%	0.64%	0.59%	0.56%
Installment	1.46%	0.41%	0.26%	(0.39)%	0.11%	0.41%	0.25%
Home equity	1.82%	0.38%	0.99%	0.70%	0.46%	0.98%	0.59%
Other	0.94%	2.51%	1.46%	1.88%	2.47%	1.66%	2.86%
Total net charge-offs	0.68%	0.71%	0.93%	0.87%	0.95%	0.79%	0.84%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$10,562	$4,563	$12,065	$5,936	$7,809	$10,562	$7,809
Real estate - construction	950	2,536	7,243	7,005	10,005	950	10,005
Real estate - commercial	31,002	33,961	36,116	35,581	28,349	31,002	28,349
Real estate - residential	5,045	5,563	5,069	5,131	5,692	5,045	5,692
Installment	376	284	319	377	371	376	371
Home equity	2,499	2,497	2,281	1,915	2,073	2,499	2,073
Lease financing	496	0	0	0	0	496	0
Nonaccrual loans	50,930	49,404	63,093	55,945	54,299	50,930	54,299
Troubled debt restructurings (TDRs)
Accruing	10,856	11,604	9,909	9,495	4,009	10,856	4,009
Nonaccrual	14,111	13,017	10,185	17,205	18,071	14,111	18,071
Total TDRs	24,967	24,621	20,094	26,700	22,080	24,967	22,080
Total nonperforming loans	75,897	74,025	83,187	82,645	76,379	75,897	76,379
Other real estate owned (OREO)	12,526	13,912	15,688	15,036	11,317	12,526	11,317
Total nonperforming assets	88,423	87,937	98,875	97,681	87,696	88,423	87,696
Accruing loans past due 90 days or more	212	108	143	203	191	212	191
Total underperforming assets	$88,635	$88,045	$99,018	$97,884	$87,887	$88,635	$87,887
Total classified assets	$129,040	$133,382	$145,621	$154,684	$162,372	$129,040	$162,372

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	93.81%	99.57%	80.76%	88.37%	96.83%	93.81%	96.83%
Nonaccrual loans plus nonaccrual TDRs	73.46%	78.81%	69.53%	67.58%	72.65%	73.46%	72.65%
Nonperforming loans	62.95%	66.45%	61.25%	59.82%	68.84%	62.95%	68.84%
Total ending loans	1.50%	1.60%	1.69%	1.67%	1.77%	1.50%	1.77%
Nonperforming loans to total loans	2.39%	2.41%	2.76%	2.79%	2.57%	2.39%	2.57%
Nonperforming assets to
Ending loans, plus OREO	2.77%	2.86%	3.27%	3.28%	2.94%	2.77%	2.94%
Total assets	1.36%	1.41%	1.57%	1.52%	1.31%	1.36%	1.31%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.43%	2.48%	2.94%	2.96%	2.81%	2.43%	2.81%
Total assets	1.19%	1.22%	1.42%	1.37%	1.25%	1.19%	1.25%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Twelve months ended,
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2012	2012	2011	2012	2011
PER COMMON SHARE
Market Price
High	$16.95	$17.86	$17.70	$18.28	$17.06	$18.28	$18.91
Low	$13.90	$15.58	$14.88	$16.11	$13.40	$13.90	$13.34
Close	$14.62	$16.91	$15.98	$17.30	$16.64	$14.62	$16.64

Average shares outstanding - basic	57,800,988	57,976,943	57,933,281	57,795,258	57,744,662	57,876,685	57,691,979
Average shares outstanding - diluted	58,670,666	58,940,179	58,958,279	58,881,043	58,672,575	58,868,792	58,693,205
Ending shares outstanding	58,046,235	58,510,916	58,513,393	58,539,458	58,267,054	58,046,235	58,267,054

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$637,176	$641,828	$640,644	$637,612	$636,836	$637,176	$636,836
Tier 1 Ratio	16.32%	16.93%	17.14%	17.18%	17.47%	16.32%	17.47%
Total Capital	$686,961	$690,312	$688,401	$684,838	$683,255	$686,961	$683,255
Total Capital Ratio	17.60%	18.21%	18.42%	18.45%	18.74%	17.60%	18.74%
Total Capital in excess of minimum
requirement	$374,633	$387,115	$389,367	$387,954	$391,623	$374,633	$391,623
Total Risk-Weighted Assets	$3,904,096	$3,789,957	$3,737,920	$3,711,053	$3,645,403	$3,904,096	$3,645,403
Leverage Ratio	10.25%	10.54%	10.21%	9.94%	9.87%	10.25%	9.87%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.93%	11.48%	11.41%	11.14%	10.68%	10.93%	10.68%
Ending tangible shareholders' equity to ending tangible assets	9.50%	9.99%	9.91%	9.66%	9.23%	9.50%	9.23%
Average shareholders' equity to average assets	11.35%	11.62%	11.32%	10.91%	11.05%	11.30%	11.33%
Average tangible shareholders' equity to average tangible assets	9.88%	10.12%	9.84%	9.43%	9.58%	9.83%	9.81%

REPURCHASE PROGRAM (1)
Shares repurchased	460,500	0	0	0	0	460,500	0
Average share repurchase price	$14.78	N/A	N/A	N/A	N/A	$14.78	N/A
Total cost of shares repurchased	$6,806	N/A	N/A	N/A	N/A	$6,806	N/A

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS AND ACQUISITION-RELATED ITEMS

To assist in analyzing the effect of the Company's 2009 FDIC assisted transactions and 2011 branch transactions on its financial results, supplemental information that segregates the estimated impact on pre-tax earnings of certain acquisition-related items and provides additional detail on the covered loan portfolio follows.

SUMMARY OF SIGNIFICANT ACQUISITION-RELATED ITEMS
The following table illustrates the estimated income and expense effects of certain direct acquisition-related items for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011.

Table VII
	For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2012	2012	2011

Income effect:
Accelerated discount on covered loans [1,2]	$2,455	$3,798	$4,775
Acquired-non-strategic net interest income	6,939	7,931	8,954
FDIC loss sharing income [1]	5,754	8,496	7,433
Service charges on deposit accounts related to
acquired-non-strategic operations	34	35	53
Other income (loss) related to transition/non-strategic operations	158	(67)	11
Total income effect	$15,340	$20,193	$21,226

Expense effect:
Provision for loan and lease losses - covered	$5,283	$6,622	$6,910
Loss share and covered asset expense [3]	2,251	3,559	2,522
FDIC loss share support [3]	798	951	1,333
Acquired-non-strategic operating expenses: [3]	43	19	(27)
Acquisition-related costs: [3]	—	78	1,167
Total expense effect	$8,375	$11,229	$11,905

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the fourth quarter 2012, First Financial recognized approximately $2.5 million in accelerated discount from acquired loans, net of the corresponding adjustment on the FDIC indemnification asset. Accelerated discount is recognized when acquired loans, which are recorded on the Company's balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

OPERATING EXPENSES AND OTHER ACQUISITION-RELATED COSTS
Acquired-non-strategic operating expenses and acquisition-related costs have declined significantly as costs associated with acquisitions, including market exit costs and professional services and other resolution expenses related to non-strategic acquired subsidiaries, have continued to wind down over the past several quarters.

NET INTEREST MARGIN IMPACT

Net interest margin is affected by certain activity related to the acquired loan portfolio. The majority of these loans are accounted for under ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended December 31, 2012.

Table VIII	For the Three Months Ended
	December 31, 2012
	Average
(Dollars in thousands)	Balance	Yield
Loans, excluding covered loans [1]	$3,107,760	5.01%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	717,003	10.43%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	77,835	11.55%
FDIC indemnification asset [2]	125,264	(4.99)%
Total	$4,027,862	5.79%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting

The yield related to uncovered loans was impacted by the $2.2 million prepayment fee discussed above in Net Interest Income and Net Interest Margin. Excluding this item, the yield earned on the uncovered loan portfolio during the fourth quarter was 4.73%.

LOSS SHARE AGREEMENTS
As of December 31, 2012, 19.0% of the Company's total loans were covered loans. As required under the loss-share agreements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. To date, all certifications have been filed in a timely manner and without significant issues.

COVERED LOAN PORTFOLIO
The following table presents the covered loan portfolio as of December 31, 2012, September 30, 2012 and December 31, 2011.

Table IX
	As of
	December 31, 2012		September 30, 2012		December 31, 2011
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$102,126	13.7%	$121,745	14.7%	$195,892	18.6%
Real estate - construction	10,631	1.4%	12,898	1.6%	17,120	1.6%
Real estate - commercial	465,555	62.2%	512,320	62.1%	637,044	60.5%
Real estate - residential	100,694	13.5%	105,113	12.7%	121,117	11.5%
Installment	8,674	1.2%	9,892	1.2%	13,176	1.3%
Home equity	57,458	7.7%	60,502	7.3%	64,978	6.2%
Other	2,978	0.4%	3,045	0.4%	3,917	0.4%
Total	$748,116	100.0%	$825,515	100.0%	$1,053,244	100.0%

During the fourth quarter 2012, the total balance of covered loans decreased $77.4 million, or 9.4%, as compared to the previous quarter.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period's provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012.

Table X

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2012	2012	2012	2012
Balance at beginning of period	$48,895	$48,327	$46,156	$42,835
Provision for loan and lease losses - covered	5,283	6,622	6,047	12,951
Total gross charge-offs	(9,568)	(9,058)	(5,163)	(10,118)
Total recoveries	580	3,004	1,287	488
Total net charge-offs	(8,988)	(6,054)	(3,876)	(9,630)
Ending allowance for loan and lease losses - covered	$45,190	$48,895	$48,327	$46,156

The Company has established an allowance for loan losses associated with covered loans based on estimated valuation procedures performed each quarter. As a percentage of total covered loans, the allowance for loan losses totaled 6.04% as of December 31, 2012 compared to 5.92% as of September 30, 2012.

Net charge-offs on covered loans during the fourth quarter 2012 were $9.0 million compared to $6.1 million for the third quarter 2012, an increase of $2.9 million, or 48.5%. During the fourth quarter 2012, the Company recognized provision expense of $5.3 million, representing a decrease of $1.3 million, or 20.2%, compared to the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under ASC Topic 310-30. The net present value of expected cash flows is influenced by both the amount and timing of such cash flows.

In addition to the provision expense, the Company incurred loss share and covered asset expenses of $2.3 million, consisting primarily of credit expenses offset by a small amount of gains related to covered OREO. The receivable due from the FDIC under loss share agreements of $5.8 million related to total credit costs incurred was recognized as FDIC loss share income and a corresponding increase to the FDIC indemnification asset.